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                                                                  Exhibit 10.192


                               GUARANTY AGREEMENT
                              -------------------

         Guaranty Agreement, dated as of November 24, 1997 (this "Guaranty"), made by Discovery Communications, Inc., a Delaware close corporation ("Guarantor"), in favor of Travel Channel Acquisition Corporation, a Delaware corporation ("TCAC").

         A. Reference is hereby made to that certain Limited Liability Company Agreement, dated as of November 24, 1997 (the "LLC Agreement"), of THE TRAVEL CHANNEL, L.L.C. (the "LLC"), between Project Discovery, Inc., a Delaware corporation and a wholly owned subsidiary of Guarantor ("PDI") and TCAC.

         B. Capitalized terms used herein which are defined in the LLC Agreement shall have the same meanings when used herein as therein defined.

         In order to induce TCAC to enter into the LLC Agreement, Guarantor hereby agrees to and in favor of TCAC as follows:

               1. GUARANTY. Guarantor hereby covenants and agrees that, if there shall be filed in respect of the LLC a certificate of dissolution at any time prior to the two year anniversary of the Effective Date (such two year period, the "Guaranty Period"), Guarantor shall pay to TCAC, upon complete liquidation of the LLC, the amount (the "Guarantied Amount"), if any, equal to the difference between (x) that amount which TCAC would have received upon liquidation had the initial Capital Account of TCAC been $55,000,000 and the initial Capital Account of PDI been $20,000,000, and (y) the aggregate amount actually received by TCAC in respect of the liquidation of the LLC; provided however, that in no event shall Guarantor be obligated to pay to TCAC pursuant to this Guaranty in excess of the aggregate amount actually received by PDI in respect of such liquidation less the amount PDI would have so received had PDI's initial Capital Account been $20,000,000.

               2. TERMS OF PAYMENT. Any amounts that become due in accordance with the terms of this Guaranty shall be promptly paid to TCAC not later than 10 business days after the complete liquidation of the LLC and final determination, in accordance with paragraph 3 below, of the Guarantied Amount.

               3.  DETERMINATION OF GUARANTIED AMOUNT.  Upon complete
liquidation of the LLC, the parties hereto shall calculate the Guarantied Amount. In the event that the calculation of the parties as to such amount are different, the parties shall attempt to recalculate and agree upon the same.
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          4.  AMENDMENTS;  WAIVERS.  Neither this Guaranty nor any provision hereof may be amended, modified, waived, discharged (except by payment of the Guarantied Amount, if any) or terminated except by an instrument in writing duly signed by or on behalf of TCAC and the Guarantor.

          5. NOTICES. All notices, demands or other communications required or desirable to be given pursuant to the provisions of this Guaranty shall be in writing and shall be deemed to be properly served if delivered in accordance with the terms of the LLC Agreement. For purposes of notices, demands or other communications the address of the parties shall be as provided in the LLC Agreement, at the address set forth herein below such entity's signature line, provided that any party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of fifteen (15) days notice to the other parties in the manner set forth herein.

          6. GOVERNING LAW. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS PROVISIONS RELATING TO CONFLICTS OR CHOICE OF LAW.

          7. JURISDICTION. The parties hereto agree that any legal action, suit or proceeding against it with respect to its obligations and liabilities under this Guaranty or any other matter under or arising out of or in connection with this Guaranty, or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding may be brought in the State of Maryland.

          8. HEADINGS. Section headings used herein are for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Guaranty.






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          9.  COMPLETE AGREEMENT.  This Guaranty contains a complete statement of all arrangements among the parties with respect to the subject matter hereof and supersedes any previous agreements, written or oral, between them concerning its subject matter, all of which are merged into this Guaranty.

          10. COUNTERPARTS. The parties may sign this Guaranty in counterparts, all of which shall be considered one and the same instrument.
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          11.  TERM OF GUARANTY.  The guaranty of Guarantor hereunder shall terminate on and as of the last day of the Guaranty Period unless, during the Guaranty Period, there shall have been filed in respect of the LLC a certificate of dissolution.


DISCOVERY COMMUNICATIONS, INC.

By:
     ----------------------
     Name:
     Title:


TRAVEL CHANNEL ACQUISITION CORPORATION

By:  /s/ William L. Watson
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     Name:   WILLIAM L. WATSON
     Title:  SECRETARY